As filed with the Securities and Exchange Commission on January 23, 2004
                            Registration No. 333-____

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               ------------------

                           AMERICAN BANK INCORPORATED
             (Exact name of registrant as specified in its charter)

           Pennsylvania                                    01-0593266
 (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                      Identification No.)

    4029 West Tilghman Street, Allentown, Pennsylvania 18104, (610) 366-1800
    -------------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                 Mark W. Jaindl
                      President and Chief Executive Officer
                           American Bank Incorporated
    4029 West Tilghman Street, Allentown, Pennsylvania 18104, (610) 366-1800
    -------------------------------------------------------------------------
    Name, address, including zip code, and telephone number, including area code, of agent for service)


                        Copies of all communications to:

                            John J. Gorman, Esquire,
                       Luse Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 400
                             Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. | |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |



                                  CALCULATION OF REGISTRATION FEE
-----------------------------     -------------     ------------------     ------------------     -------------------
                                                    Proposed Maximum       Proposed Maximum
Title of Securities to be         Amount to be      Offering Price Per     Aggregate Offering     Amount of
Registered                        Registered(1)     Share(2)               Price                  Registration Fee(2)
-----------------------------     -------------     ------------------     ------------------     -------------------
Common Stock, Par Value $0.10
Per Share                            2,127,275         $ 9.13               $ 19,422,020.00          $ 1,572.00
=============================     =============     ==================     ==================     ===================

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Dividend Reinvestment and Stock Purchase Plan.

(2) The registration fee with respect to these shares has been computed in accordance with Rule 457(c), based upon the average of the high and low prices for shares of the Common Stock on January 20, 2004.

                                   PROSPECTUS
                                -----------------

                           AMERICAN BANK INCORPORATED
                                2,127,275 Shares

                     Common Stock, Par Value $0.10 Per Share

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ----------------------

This prospectus relates to shares of Common Stock, par value $0.10 per share, of American Bank Incorporated, a Pennsylvania corporation (the "Company"), which may be offered and sold from time to time pursuant to the terms of the American Bank Incorporated Dividend Reinvestment and Stock Purchase Plan.

The plan provides participants with a convenient and economical method for investing cash dividends paid on our common stock and optional cash payments in additional shares of our common stock. This prospectus contains a summary of the material provisions of the plan.

The plan allows you to:

(a) reinvest your cash dividends on our common stock in additional shares of our common stock; and

(b) purchase additional shares of our common stock by making optional cash payments.

Shares of common stock will be purchased directly from American Bank Incorporated from authorized but unissued or treasury shares. The purchase price per share of shares purchased from the Company will be at a discount of up to 10% from the fair market value of the shares. The fair market value of the common stock will be the average of the closing bid price and the closing asked price quoted by the NASDAQ SmallCap Market during the five trading days preceding the date on which dividends are paid.

Shares of our common stock are traded on the Nasdaq SmallCap Market under the symbol "AMBK." The closing price for our common stock on January 22, 2004 was $9.24.

We have registered 2,127,275 shares of our common stock for sale under the plan. You should keep this prospectus for future reference.

                               -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED ARE OUR EQUITY SECURITIES AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK SUBSIDIARY OF OURS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                 The date of this prospectus is January 23, 2004

                                   PROSPECTUS
                                TABLE OF CONTENTS
                              --------------------

ABOUT THIS PROSPECTUS..........................................................3
WHERE YOU CAN FIND MORE INFORMATION............................................3
AMERICAN BANK INCORPORATED.....................................................4
DESCRIPTION OF THE PLAN........................................................4
USE OF PROCEEDS...............................................................13
LEGAL MATTERS.................................................................14
EXPERTS.......................................................................14
FORWARD-LOOKING STATEMENTS....................................................14
INDEMNIFICATION...............................................................14


We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The plan is not available to any person to whom we may not legally offer it. The date of this prospectus is January 23, 2004. You should not assume that the information in this prospectus is still accurate as of any later date.

                              ABOUT THIS PROSPECTUS

         This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission relating to the offer and sale of shares of our common stock. This prospectus does not include all of the information in the registration statement and provides you with a general description of the securities offered and the plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the plan and the securities offered. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

         When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

         Unless otherwise mentioned or unless the context requires otherwise,
(i) all references in this prospectus to "we," "us," "our" or similar references mean American Bank Incorporated and its subsidiaries; and (ii) all references in this prospectus to "stock," "our stock" or "your stock" refer to our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You also can inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20002.

         The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be updated automatically and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, except that we are not incorporating by reference any document or information that is only "furnished" to the SEC or that is otherwise not deemed to be filed with the SEC under those sections.

         The following documents, which provide certain information about us, are incorporated by reference in this prospectus:

1.       Annual Report on Form 10-KSB for the year ended December 31, 2002; and

2. Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         This prospectus incorporates documents by reference which are not presented herein or delivered herewith. American Bank Incorporated hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus and deemed to be part hereof, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. These documents are available upon request by contacting: American Bank Incorporated, 4029 West Tilghman Street, Allentown, Pennsylvania 18104, and its telephone number is
(610) 366-1800.

                           AMERICAN BANK INCORPORATED

         We are a Pennsylvania business corporation and a bank holding company registered under the federal Bank Holding Company Act of 1956, as amended. We were organized in August 2001 at the direction of the Board of Directors of American Bank for the purpose of acting as the stock holding company of American Bank. Our assets consist primarily of our investment in American Bank and our principal business is overseeing, and directing the business of American Bank.

         Our office is located at 4029 West Tilghman Street, Allentown, Pennsylvania 18104, and our telephone number is (610) 366-1800.

                             DESCRIPTION OF THE PLAN

         The following questions and answers constitute a summary description of the provisions of our Dividend Reinvestment and Stock Purchase Plan. The full text of the plan is set forth as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference in this prospectus.

PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the plan is to provide the shareholders of American Bank Incorporated with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of the common stock of American Bank Incorporated.

ADVANTAGES AND DISADVANTAGES

2.       WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

         Participation in the plan presents the following advantages:

         o You may systematically build your holdings in our common stock without incurring a service charge or administrative cost by:

                  o automatically reinvesting cash dividends on a minimum of 375 shares or more of your holdings of our common stock in additional shares; and

                  o purchasing additional shares of our common stock through optional cash payments of no less than $150 and no more than an amount equal to four times the value of the dividend due to you on enrolled shares as of the dividend payment date.

         o Reinvested cash dividends and optional cash payments will be fully invested in our common stock because the plan provides for fractional shares to be credited to your plan account (such fractional shares calculated to four decimal places).

         o Record keeping will be simplified because you will receive complete and accurate periodic statements of activity in your plan account.

         Participation in the plan presents the following disadvantages:

         o You will be treated as having received dividend income on the dividend payment date for federal income tax purposes. Such dividends will generally give rise to a tax liability even though no cash was actually paid to you. Not only will you be taxed on all dividends paid to you, including dividends that are reinvested, you also will be treated as having received a dividend equal to the discount, if any, on the price you pay for shares pursuant to the plan. See Question 24.

         o No interest is paid on dividends credited or optional cash payments made to plan accounts and held pending reinvestment or return to you. See Question 11.

         o Optional cash payments delivered to American Bank Incorporated will not be returned to the participant unless a written request is received by American Bank Incorporated at least five (5) days prior to the relevant dividend payment date. See Question 12.

         o If you send in a payment for an optional cash purchase, the price of the common stock may go up or down before the purchase is made.

         o Requests for issuance of certificates from a plan account that are received within 10 days of a dividend payment date will be delayed until completion of the dividend reinvestment. See Question 20.

         o Charges will be imposed for the issuance of stock certificates relating to the withdrawal of shares from the plan or termination of participation in the plan. See Question 13.

ADMINISTRATION

3.       WHO IS THE PLAN AGENT AND WHAT ARE THE PLAN AGENT'S RESPONSIBILITIES?

         StockTrans, Inc. is currently the plan agent responsible for administering the plan. The plan agent's duties include crediting optional cash payments to your plan account, maintaining all records of such purchases, holding the purchased shares and providing you with periodic statements of account showing all transactions in your plan account for the applicable period.

PARTICIPATION

4.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         All holders of record of no fewer than 375 shares of our common stock are eligible to participate in the plan, except as otherwise determined by the Board of Directors. The Board of Directors may refuse to offer the plan to shareholders residing in any state which requires the registration or qualification of the common stock to be issued pursuant to the plan, or exemption therefrom, if such registration, qualification or exemption results in undue burden or expenses to us, as determined by the Board of Directors in its sole discretion. A shareholder of record must enroll no fewer than 375 shares in the plan to participate.

5. MAY A SHAREHOLDER WHOSE STOCK IS REGISTERED IN THE NAME OF A BROKER PARTICIPATE IN THE PLAN?

         No. In order to participate in the plan, you must first become the shareholder of record by having such portion of your shares as to which you would like to participate in the plan transferred into your own name.

6.       HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE IN THE PLAN?

         If you are eligible to participate in the plan, you can join by submitting a properly completed and signed authorization form to the plan agent. Authorization forms may be obtained from: StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, (610) 649-7300.

         All shares of common stock purchased through the plan, whether by reinvested dividends or optional cash payments, will be held for participants in the plan and the dividends on those shares will be reinvested automatically.

7.       WHEN MAY I ENROLL IN THE PLAN?

         You may enroll in the plan at any time. If a properly completed authorization form is received by the plan agent at least ten (10) days prior to a dividend payment date, reinvestment will commence with that dividend payment. If an authorization form is received from a shareholder less than ten (10) days before a dividend payment date, the reinvestment of dividends will begin with the payment of the next dividend if the shareholder is still a holder of record. A shareholder of record may participate with respect to all or any percentage of his shares.

         Initially, we expect to pay cash dividends on an annual basis. However, the payment of dividends is at the discretion of our board of directors, and the plan does not represent a guarantee of future dividends.

8.       WHAT ALTERNATIVES ARE AVAILABLE TO ME IN THE PLAN?

         The following investment options are available to you:

         a. Dividend Reinvestment - You may direct the reinvestment of cash dividends on shares of our common stock registered in your name, including all whole and fractional shares.

         b. Investment of Optional Cash Payments - You may also make optional cash payments to be used for the purchase of additional shares of our common stock. To make an optional cash payment, send a check or money order to American Bank Incorporated, Attention Harry Birkhimer, 4029 West Tilghman Street, Allentown, Pennsylvania 18104.

OPTIONAL CASH PAYMENTS

9. MAY I BUY ADDITIONAL SHARES OF COMMON STOCK BY MAKING OPTIONAL CASH PAYMENTS?

         Yes. After enrollment in the plan you may purchase additional shares of our common stock by making optional cash payments.

10.      MAY I ELECT TO MAKE ONLY OPTIONAL CASH PAYMENTS UNDER THE PLAN?

         No. Participation in the plan is limited to shareholders who elect to reinvest dividends on at least 375 shares of our common stock held of record by them to the purchase of additional shares of our common stock. Once you are enrolled, you may elect to make optional cash payments to purchase additional shares of our common stock.

11.      HOW CAN I MAKE OPTIONAL CASH PAYMENTS TO PURCHASE ADDITIONAL SHARES?

         We initially expect to pay dividends on an annual basis. Accordingly, optional cash payments may be made annually. The minimum optional cash payment is $150 and the maximum is an amount equal to four times the value of the dividend due to you on enrolled shares as of the dividend payment date.

         Optional cash payments should be forwarded by check or money order to American Bank Incorporated. Because no interest will be paid on optional cash payments, and because optional cash payments will be invested on a dividend payment date only if received not less than ten (10) days prior to such dividend payment date, we recommend that your optional cash payments be sent to American Bank Incorporated so as to reach American Bank Incorporated as close to, but not later than ten (10) days prior to the desired dividend payment date. Optional cash payments received less than ten (10) days prior to a dividend payment date will be returned to you by American Bank Incorporated. An optional cash payment will not be deemed to have been made by you or received by American Bank Incorporated unless the funds are actually collected.

         To make optional cash payments, please send a check or money order to:

         American Bank Incorporated
         Attn: Harry Birkhimer
         4029 West Tilghman Street
         Allentown, Pennsylvania  18104

12. MAY I REQUEST American Bank Incorporated TO RETURN AN OPTIONAL CASH PAYMENT BEFORE IT IS INVESTED?

         Optional cash payments will be returned to you upon written request to American Bank Incorporated, provided that the request is received by American Bank Incorporated at least five (5) business days prior to the next scheduled dividend payment date.

COSTS ASSOCIATED WITH THE PLAN

13.      HOW MUCH DOES IT COST TO PARTICIPATE IN THE PLAN?

         You will be responsible for all fees charged by the plan agent relating to any changes to your plan account including periodic issuance of share certificates and withdrawal or termination of participation in the plan. We will pay all other fees charged by the plan agent to administer the plan. Fees may change at any time without notice to you. Initially fees chargeable to you will include a $15.00 fee for each change in your plan account including changing the number of shares enrolled and issuance of certificates and a termination fee of $25.00 if you terminate your participation in the plan. A schedule of current fees is available from the plan agent upon request.

PURCHASE OF SHARES

14.      WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

         Shares needed to meet the requirements of the plan will be issued directly by us from authorized but unissued or treasury shares.

         On each dividend payment date, we will retain as consideration for shares to be purchased from us an amount equal to the aggregate of all dividends to be reinvested by participants in the plan. On the dividend payment date we will issue to the plan a number of shares that the dividends retained by us will purchase at the price we determine, which may include a discount from fair market value as discussed in Question 15. The shares issued by us may be newly issued shares, shares reissued from treasury, or such combination of new or treasury shares as the Company deems appropriate.

15. WHAT IS THE PRICE OF SHARES PURCHASED BY THE PLAN FROM AMERICAN BANK INCORPORATED?

         The purchase price per share to you of shares purchased from us may be at a discount from "Fair Market Value" of up to 10%, as determined by us. As defined in the plan, the Fair Market Value of a share of our common stock is the average of the closing bid price and closing asked price quoted on the NASDAQ SmallCap Market during the five days preceding the dividend payment date.

16.      HOW MANY SHARES WILL BE PURCHASED FOR ME?

         Your plan account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the sum of
(i) the applicable dividend amount to be reinvested by you divided by the applicable purchase price per share, plus (ii) the applicable optional cash payments made by you divided by the applicable purchase price per share. The purchase price will be set in accordance with Question 15.

DIVIDENDS

17.      MUST I SEND MY DIVIDENDS TO AMERICAN BANK INCORPORATED FOR
         REINVESTMENT?

         No. In order to ensure prompt reinvestment, dividends on shares held by you and dividends on shares acquired under the plan and held for you by the plan agent will not be mailed to you, but will be retained by us.

18.      DO FRACTIONAL SHARES ALSO EARN DIVIDENDS?

         Yes. If the amount to be invested for you does not equal the exact cost of a full share, your account will be credited with a fractional share, which will earn dividend income in the same way as a full share and in proportion to the size of the fractional share.

STOCK CERTIFICATES

19.      WHAT HAPPENS TO STOCK CERTIFICATES UNDER THE PLAN?

         Plan shares will be registered in the name of the plan agent (or its nominee) as agent for you. Certificates for such plan shares will not be issued to you unless requested in writing. The plan agent will charge a fee for any stock certificates created for you.

20. MAY PLAN SHARES BE WITHDRAWN FROM THE PLAN AND EXCHANGED FOR STOCK CERTIFICATES?

         Yes. You may withdraw all or a portion of your plan shares enrolled in the plan by notifying the plan agent in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for any number of whole plan shares will be issued to you within fifteen (15) days of receipt by the plan agent of a written request signed by you. Any remaining whole or fractional shares will continue to be held by the plan agent as the agent for you. Any notice of withdrawal received less than fifteen (15) days prior to a dividend payment date will not be effective until dividends paid for such payment date have been reinvested and the shares credited to your account.

         You must have at least 375 shares enrolled in the plan after shares have been withdrawn to continue to participate. There are certain costs associated with withdrawal of shares from the plan as described in Question 13.

         Certificates issued to you will be registered in the name or names in which your plan account is maintained. The original authorization form election for plan participation will remain in effect for the certificated shares. If you request a certificate to be registered in a name other than that shown on the authorization form, such request must be signed by all persons in whose name the plan account is registered and be accompanied by such other documentation as the plan agent may reasonably require.

REPORTS TO PARTICIPANTS

21.      WHAT RECORDS AND REPORTS WILL I RECEIVE?

         As soon as practicable after each dividend payment date where a transaction has occurred in your account, the plan agent will mail to you a statement showing:

         a. the amount of any dividend and optional cash payment applied toward such investment;
         b.       the taxes withheld, if any;
         c.       the net amount invested;
         d.       the number of shares purchased;
         e.       the purchase price per share; and
         f. the total shares accumulated under the plan, computed to four decimal places.

         These statements are records of your transactions under the plan and should be retained for income tax purposes. In addition, you will also receive annual Internal Revenue Service information for reporting dividend income received.

         You will continue to receive copies of the same communications sent to all other holders of our common stock, including annual reports to shareholders, notices of the annual meetings and proxy statements.

SALE OF PLAN SHARES

22.      MAY I SELL ALL OR A PORTION OF MY PLAN SHARES?

         You may not sell plan shares through the plan agent. If you wish to sell any shares, you must either withdraw shares from the plan, as discussed in Question 20, or terminate your participation, as discussed in Question 23.

TERMINATION OF PARTICIPATION

23.      HOW DO I TERMINATE PARTICIPATION IN THE PLAN?

         You may terminate your participation in the plan at any time by giving written notice to the plan agent. Within fifteen (15) days after the date on which such notice is received by the plan agent, the plan agent will deliver to you (a) a certificate for all whole plan shares held under the plan, and (b) a check representing amounts due on fractional shares based on the closing price quoted by the NASDAQ SmallCap Market on the date prior to the date such written notice is received by the plan agent. A check representing any optional cash payments that have not yet been invested will be returned to you by us. In our sole discretion, we may at any time by notice in writing mailed to you, terminate your interest in the plan, in which case you will be treated as though you had terminated participation in the plan as of the date of mailing of the notice. In the event that the number of shares held by you falls below 375 shares of stock, your participation in the plan will be automatically terminated. There are fees associated with termination of participation in the plan, you should refer to Question 13 for a discussion of these fees.

FEDERAL INCOME TAXES

24.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
         PLAN?

         For reinvested dividends, participants will be considered to have received a dividend for federal income tax purposes equal to the fair market value as of the dividend payment date of the shares purchased with the reinvested dividends. For optional cash purchases, participants who elect to invest in additional shares by making optional cash payments will be treated for federal income tax purposes as having received a dividend equal to the excess of
(i) the fair market value of the shares purchased on the dividend payment date, over (ii) the optional cash payments made. A participant will not recognize any taxable income when certificates are issued for shares credited to the participant's plan account upon the participant's request or upon termination of the plan. We recommend that participants consult with their tax advisors for further information as to the consequences of participation in the plan.

OTHER INFORMATION

25.      HOW WILL MY SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

         For each meeting of shareholders, you will receive a proxy from the plan agent which will enable you to vote shares registered in your name as well as whole shares credited to your plan account. If you return the proxy card properly signed and marked for voting, all of your whole shares will be voted as marked. You also may vote your whole shares in person at a shareholders meeting. Fractional shares will not be voted. If you return a proxy card that is properly signed without instructions as to any item thereon, all of your whole shares will be voted in accordance with the recommendations of the management of the Company, just as for nonparticipating shareholders who return proxies and who do not provide instructions. If a proxy card is not returned or if it is returned unsigned, none of your shares will be voted unless you vote in person.

26. WHAT LIABILITY WILL american bank incorporated AND THE PLAN AGENT HAVE UNDER THE PLAN?

         Neither us nor the plan agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (a) a failure to terminate a participant's plan account upon such participant's death, (b) the prices at which shares are purchased or sold, or (c) the times when purchases or sales are made. Neither us nor the plan agent shall be liable for any consequential damages arising from any action taken or omission made in the creation and/or administration of the plan.

YOU SHOULD RECOGNIZE THAT NEITHER US NOR THE PLAN AGENT CAN ASSURE YOU OF PROFITS, OR PROTECT YOU AGAINST LOSSES, ON SHARES PURCHASED AND/OR HELD UNDER THE PLAN.

27. WHAT HAPPENS IF american bank incorporated ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

         Any shares resulting from a stock dividend or stock split by us on shares enrolled in the plan will be added to the participant's plan account.

         In the event of a rights offering by us, the basis for any rights offering will include the shares credited to a participant's account.

28.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

         We may amend, supplement, suspend, modify or terminate the plan at any time without the approval of the participants. Thirty (30) days' notice of any such amendment which would have a material adverse effect on participants will be sent to all participants, who will have the right to withdraw from the plan.

         Upon termination of the plan by us, a certificate will be issued to each participant for the number of full shares in such participant's plan account. The value of any fractional share in such participant's plan account will be paid by check to the participant. Such value will be based upon the then current Fair Market Value for our common stock as discussed in Question 23.

29.      INTERPRETATION OF THE PLAN

         The plan, the authorization form and the participant's accounts shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable state and federal securities laws. Any question of interpretation arising under the plan shall be determined by the Board of Directors pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities. Such determination shall be final and binding on all participants. We may adopt rules and regulations at any time to facilitate the administration of the plan.

30.      MAY AMERICAN BANK INCORPORATED TERMINATE PARTICIPATION OF A
         PARTICIPANT?

         In our sole discretion, we may at any time by notice in writing mailed to a participant, terminate a participant's interest in the plan, in which case the participant shall be treated as though he had terminated participation in the plan as of the date of mailing of the notice, and the plan agent will deliver to the participant a certificate for all whole shares in the participant's plan account, a check for any optional cash payments not then invested and a check based upon the then current fair market value for our common stock for any fractional shares. In the event that a participant's shares enrolled in the plan falls below 375 shares, participation in the plan will be automatically terminated by us.

31.      WHERE SHOULD CORRESPONDENCE OR INQUIRIES REGARDING THE PLAN BE
         DIRECTED?

         All correspondence concerning the plan should be addressed to:

         StockTrans, Inc.
         44 West Lancaster Avenue
         Ardmore, Pennsylvania 19003

         Telephone inquiries may be directed to StockTrans, Inc. at (610) 649-7300.

                                 USE OF PROCEEDS

         The net proceeds from the sale of newly issued shares of common stock issued under the plan will be used for general corporate purposes, which may include investments at the holding company level, investments in or extensions of credit to our banking subsidiary and possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds.

                                  LEGAL MATTERS

         The legality of the issuance of the shares of common stock offered hereby will be passed upon for American Bank Incorporated by Luse Gorman Pomerenk & Schick, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements included in the American Bank Incorporated Annual Report on Form 10-KSB for the year ended December 31, 2002, incorporated by reference in this prospectus, have been audited by Beard Miller Company LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which we operate, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of our business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

         We wish to caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We wish to advise you that the factors listed above could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                 INDEMNIFICATION

         Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania, and our bylaws. We also have directors' and officers' liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Set forth below is an estimate of the approximate amount of fees and expenses which may be incurred by the Company in connection with the issuance and distribution of shares of Common Stock pursuant to the Prospectus contained in this Registration Statement and which will be paid by the Company.

          Securities and Exchange Commission registration fee.......... $  1,572
          Accounting fees and expenses.................................    2,000
          Legal fees and expenses......................................   10,000
          Printing.....................................................    4,000
          Miscellaneous expenses.......................................    1,500
                                                                        --------
                                                         Total          $ 19,072

Item 15.  Indemnification of Directors and Officers.

         Article VIII of the Articles of Incorporation of American Bank Incorporated (the "Corporation") provides for limitations on the liability of directors and officers as follows:

         The directors and officers of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, unless the director or officer has breached or failed to perform the duties of his office under the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania (the "BCL") and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. If the BCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. This Article VIII shall not apply to the responsibility or liability of a director or officer pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to Federal, State, or local law.

         Article VI of the Bylaws of American Bank Incorporated provides for indemnification as follows:

         6.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

         6.2 Derivative and Corporate Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

         6.3 Mandatory Indemnification. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         6.4 Procedure for Effecting Indemnification. Unless ordered by a court, any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

         (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;
         (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or
         (3)      by the stockholders.

         6.5 Advancing Expenses. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

         6.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this
Article VI.

         6.7 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 16.  Exhibits.

         The following is a list of exhibits filed as part of the Registration
Statement:

         5.1      Opinion of Luse Gorman Pomerenk & Schick, P.C.
         10.1     Dividend Reinvestment and Stock Purchase Plan
         23.1     Consent of Beard Miller Company LLP
         23.2     Consent of Luse Gorman Pomerenk & Schick, P.C.
                  (included in Exhibit 5.1)
         24.1     Power of Attorney (contained on signature page of this filing)

Item 17.  Undertakings.

         a.       The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales of securities are made, a post-effective amendment to this registration statement:

                           i.       To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on January 22, 2004.

                                           AMERICAN BANK INCORPORATED


                                           /s/ Mark W. Jaindl
                                           -------------------------------------
                                           Mark W. Jaindl
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of American Bank Incorporated (the "Company") hereby severally constitute and appoint Mark W. Jaindl as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Mark W. Jaindl may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Mark W. Jaindl shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

          Signatures                            Title                                    Date

/s/ Frederick J. Jaindl                  Chairman of the Board                    January 22, 2004
--------------------------------
Frederick J. Jaindl


/s/ Mark W. Jaindl                       Vice Chairman, President, and            January 22, 2004
--------------------------------
Mark W. Jaindl                           Chief Executive Officer
                                         (Principal Executive Officer)

/s/ Harry C. Birkhimer                   Treasurer, Vice President and            January 22, 2004
--------------------------------
Harry C. Birkhimer                       Chief Financial Officer
                                         (Principal Financial and
                                         Accounting Officer)

/s/ David M. Jaindl                      Director                                 January 22, 2004
--------------------------------
David M. Jaindl


/s/ Elizabeth B. Gaul                    Director                                 January 22, 2004
--------------------------------
Elizabeth B. Gaul








/s/ John C. Long                         Director                                 January 22, 2004
-------------------------------
John C. Long


/s/ Philip S. Schwartz                   Director                                 January 22, 2004
-------------------------------
Philip S. Schwartz


/s/ Martin F. Spiro                      Director                                 January 22, 2004
-------------------------------
Martin F. Spiro


                                  EXHIBIT INDEX

 Exhibit No.             Exhibit

    5.1       Opinion of Luse Gorman Pomerenk & Schick, P.C.
    10.1      Dividend Reinvestment and Stock Purchase Plan
    23.1      Consent of Beard Miller Company LLP
    23.2      Consent of Luse Gorman Pomerenk & Schick, P.C.
              (included in Exhibit 5.1)
    24.1      Power of Attorney (contained on signature page of filing)